Exhibit 10.2

                               AMENDMENT NO. 7

                                      TO

              REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


          THIS AMENDMENT NO. 7 ("Amendment No. 7") is entered into as of August 30, 1995, by and among GRANITEVILLE COMPANY ("Graniteville"), a corporation organized under the laws of the State of South Carolina, C.H. PATRICK & CO., INC. ("Patrick"), a corporation organized under the laws of the State of South Carolina (Graniteville and Patrick each a "Borrower" and, jointly and severally, the "Borrowers"), the undersigned financial institutions (jointly and severally, the "Lenders") and THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), a corporation organized under the laws of the State of New York, as agent for the Lenders (CIT in such capacity, the "Agent").

                                  BACKGROUND

          Borrowers, Lenders and Agent are parties to a Revolving Credit, Term Loan and Security Agreement dated as of April 23, 1993 (as amended, supplemented or otherwise modified from time to time, the "Loan
Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

          Borrowers have decided to change their accounting treatment of the notes representing the Original Triarc Loan and the Additional Triarc Loan and as a result of such changes adjustments are required to certain of the Financial Covenants. Borrowers and Lenders have agreed to amend such covenants on the terms and conditions hereafter set forth and also to rectify certain typographical errors and certain provisions of the Loan Agreement to eliminate confusion.

          NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

          2. Amendment to Loan Agreement. Subject to satisfaction or waiver of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

               (a) Section 1.2 of the Loan Agreement is amended by amending the definition of "Maximum Loan Amount" by adding the words ", less repayment of the Term Loan" at the end thereof.

               (b) Section 2.9 of the Loan Agreement is hereby amended by deleting the language "plus (iii) the Excess Cash Flow reserve plus (iv) reserves".

               (c) Section 6.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                    "6.5 Net Worth.  Cause to be maintained as of the end
               of each fiscal quarter a Net Worth of not less than the amount set forth below opposite such fiscal quarter end:

               Fiscal Quarter End            Minimum Net Worth

               July 2, 1995                  $ 88,400,000
               October 1, 1995                 50,500,000
               December 31, 1995               56,000,000
               March 31, 1996                  56,500,000
               June 30, 1996                   59,500,000
               September 29, 1996              62,500,000
               December 29, 1996               66,000,000
               March 30, 1997                  69,000,000
               June 29, 1997                   72,000,000
               September 28, 1997              75,000,000
               December 28, 1997               78,500,000

          For each fiscal quarter end thereafter, the Minimum Net Worth shall be increased by an amount equal to $5,000,000 for such fiscal quarter end."

               (d) Section 6.7 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                    "6.7  Indebtedness to Net Worth Ratio.  Cause to be
               maintained as of the end of each fiscal quarter a ratio of Indebtedness of Borrowers on a Consolidated Basis to Net Worth no greater than the ratio set forth below opposite such fiscal quarter end:

                                                  Indebtedness to
               Fiscal Quarter End                 Net Worth Ratio

               July 2, 1995                            2.90 to 1.00
               October 1, 1995                         4.87 to 1.00
               December 31, 1995                       4.50 to 1.00
               March 31, 1996                          4.28 to 1.00
               June 30, 1996                           3.93 to 1.00
               September 29, 1996                      3.65 to 1.00
               December 29, 1996                       3.41 to 1.00
               March 30, 1997                          3.15 to 1.00
               June 29, 1997                           2.91 to 1.00
               September 28, 1997                      2.72 to 1.00
               December 28, 1997                       2.55 to 1.00
               and each fiscal quarter                 2.55 to 1.00"
               end thereafter

          (e) Section 6.9 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                    "6.9.     Interest Coverage.  Cause for each four
               quarter period ending at the fiscal quarter ends set forth below the ratio of (i) Earnings Before Interest and Income Taxes plus depreciation and amortization to (ii) aggregate interest expense of Borrowers on a Consolidated Basis to be greater than the ratio set forth opposite such fiscal quarter end:

               Fiscal Quarter End       Interest Coverage Ratio

               July 2, 1995                  2.60 to 1.0
               October 1, 1995               2.33 to 1.0
               December 31, 1995             2.32 to 1.0
               March 31, 1996                2.30 to 1.0
               June 30, 1996                 2.30 to 1.0
               September 29, 1996            2.30 to 1.0
               December 29, 1996             2.55 to 1.0
               March 30, 1997                2.55 to 1.0
               June 29, 1997                 2.55 to 1.0
               September 28, 1997            2.55 to 1.0
               December 28, 1997             2.85 to 1.0
               and each four                 2.85 to 1.0
               (4) quarter period
               ending thereafter

In the event that the Mistic Acquisition is not consummated on or before August 31, 1995 and a prepayment is made pursuant to Section 2.4(b)(iii) hereof, then Borrowers and Lenders shall, in good faith, negotiate any adjustments required to the Financial Covenants as a result of such prepayment and in the event Borrowers and Required Lenders cannot agree on such adjustments by September 30, 1995, Agent shall, in the exercise of its reasonable business judgment, determine the necessary adjustments and reset the Financial Covenants in which event the consent of Lenders or Borrowers shall not be required."

               (f) Section 6.13 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                    "6.13.  Interest Rate Protection.  No later
               than sixty (60) days from the Amendment No. 6 Effective Date, deliver to Agent evidence reasonably satisfactory to Agent that Borrowers have purchased interest rate protection for at least $108,000,000 of the Advances covering a period of twenty-four (24) months from the date of purchase and providing for a Eurodollar Rate cap of 9% per annum in the event that the three month Eurodollar Rate exceeds 9%."

               (g) Section 7.7 of the Loan Agreement is hereby amended by changing the reference to "Section 7.5(f)" to a reference to "Section 7.5(g)" wherever "Section 7.5(f)" appears.

               (h) Section 7.10(c) of the Loan Agreement is hereby amended in its entirety to provide "(c) loans and advances permitted pursuant to Sections 7.5(b), 7.5(d), 7.5(e) and 7.5(f);".

               (i) Section 9.9 of the Loan Agreement is hereby amended by changing the reference to "7.5(f)" in the last sentence to a reference to "7.5(g)".

          3. Conditions of Effectiveness. This Amendment No. 7 shall become effective upon receipt by Agent of this Amendment No. 7 executed by the Required Lenders and Borrowers and consented to by each Guarantor.

          4. Representations and Warranties. Borrowers hereby represent and warrant as follows:

               (a) This Amendment No. 7 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

               (b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 7.

               (c) Borrowers have no defense, counterclaim or offset with respect to the Obligations.

          5.   Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan
Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment No. 7 shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

          6. Governing Law. This Amendment No. 7 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

          7. Headings. Section headings in this Amendment No. 7 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 7 for any other purpose.

          8. Counterparts. This Amendment No. 7 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original but all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

          IN WITNESS WHEREOF, this Amendment No. 7 has been duly executed as of the day and year first written above.

                              GRANITEVILLE COMPANY

                              By: JOHN L. BARNES
                              Title: Executive Vice President

                              C.H. PATRICK & CO., INC.

                              By: JOHN L. BARNES
                              Title:  Vice President

                              THE CIT GROUP/COMMERCIAL SERVICES,
                                   INC., as Lender and as Agent

                              By: GORDON JONES
                              Title: Vice President

                              BOT FINANCIAL CORP.

                              By: DANIEL J. LANDERS
                              Title:  Vice President

                              THE BANK OF NEW YORK
                              COMMERCIAL CORPORATION

                              By: DANIEL MURRAY
                              Title: Vice President

                              FIRST UNION NATIONAL BANK OF
                              GEORGIA

                              By: WINSTON WILKENSON
                              Title: Vice President

                              NATIONAL CANADA FINANCE CORP.

                              By: CHARLES COLLIE
                              Title: Vice President


                              By:
                              Title: Assistant Vice President

                              NATWEST BANK, N.A.

                              By: DAVID MARIONE
                              Title: Vice President

                              SANWA BUSINESS CREDIT CORP.

                              By: PETER SKAVLA
                              Title: Vice President

CONSENTED AGREED TO:

TRIARC COMPANIES, INC.

By:  JOSEPH A. LEVATO
Title:  Exeutive Vice President & CFO

GRANITEVILLE INTERNATIONAL SALES, INC.

By: JOHN L. BARNES
Title:  Executive Vice President

GS HOLDINGS, INC.

By: JOSEPH A. LEVATO
Title:  Executive Vice President & CFO

GVT HOLDINGS, INC.

By: JOSEPH A. LEVATO
Title:  Executive Vice President & CFO

GRANITEVILLE HOLDINGS, INC.

By: JOSEPH A. LEVATO
Title:  Executive Vice President & CFO